Lennox International Reports Strong Third Quarter 2007 Results
•	$0.94 adjusted earnings per diluted share, versus $0.69 in the year ago quarter, growth of 36%
•	$0.88 GAAP earnings per diluted share, versus $0.49 in the year ago quarter, growth of 80%
•	Double-digit profit growth across every business segment
•	Free cash flow of $96 million for the quarter; cash from operations of $116 million
•	21 percent of the $500 million share authorization completed as of 9/30; on track for 3Q08 completion
DALLAS, October 24 — Lennox International Inc. (NYSE: LII) today reported strong financial results for the third quarter of 2007.
Revenue for the third quarter was $1,030 million, up 1% over the prior year, with foreign exchange contributing 2% to sales growth. Diluted earnings per share on an adjusted basis, a non-GAAP measure, were $0.94 compared to $0.69 in the year ago quarter. Diluted earnings per share on a GAAP basis were $0.88 compared to $0.49 in the year ago quarter.
“Led by tight operational discipline across the company, LII posted strong financial results,” said Todd Bluedorn, LII CEO. “We are pleased with the quarter’s double-digit earnings growth and robust cash flow, showing strong performance and execution. As we continue to monitor market trends closely, we will stay focused on cost reductions and operational efficiencies”.
“With one quarter remaining in the year, we are maintaining our full year GAAP earnings per share guidance of $2.40 — $2.50, albeit, the weak residential market will likely put us at the low end of the range.”
(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items.)
FINANCIAL HIGHLIGHTS
Revenue: Revenue for the third quarter was $1,030 million, up 1% over the prior year, with foreign exchange contributing 2% to sales growth.
Gross Profit: Gross profit for the third quarter 2007 was $294 million, up 14% from $257 million in the year ago quarter. Gross profit margin increased to 29% compared to 25% for the year ago quarter primarily due to price increases and lower operating and manufacturing costs.
Net Income: For the third quarter of 2007, adjusted net income was $65 million, or $0.94 diluted earnings per share, compared to $50 million, or $0.69 diluted earnings per share in the third quarter of 2006. On a GAAP basis, third quarter of 2007 net income was $61 million, or $0.88 diluted earnings per share, compared to $36 million, or $0.49 diluted earnings per share in the year ago quarter.
Adjusted net income results for the third quarter of 2007 exclude net adjustments of $4 million (after tax), which includes $2 million from the facility closure and consolidation in the Hearth Products business, $1 million from the elimination of an executive position and $1 million from the net change in unrealized losses on open futures contracts.
Free Cash Flow and Total Debt: Cash generated from operations was $116 million and the company invested $20 million in capital assets, resulting in free cash flow of $96 million for the third quarter of 2007. Total debt as of September 30, 2007 was $161 million resulting in a total debt-to-capital ratio of 16%.
During the quarter, the company repurchased 3,026,100 shares, representing 21% of the $500 million authorization to repurchase shares of LII stock. The company is on track to complete the share repurchase plan by third quarter 2008.
BUSINESS SEGMENT HIGHLIGHTS
Residential Heating and Cooling
Third quarter 2007 revenue from the Residential Heating and Cooling business segment was $456 million, a decrease of 9% from $502 million in the year ago quarter. Segment profit was $64 million resulting in a segment profit margin of 14%, compared to $53 million and a segment profit margin of 11% in the year ago quarter. Results were impacted by lower volume, offset by price increases, favorable product mix, and lower expenses due to cost reduction activity.
Commercial Heating and Cooling
Revenue in the Commercial Heating and Cooling segment increased $27 million, or 12%, to $255 million for the third quarter of 2007 from $228 million in the year ago quarter. Segment profit grew 47% to $38 million for the third quarter of 2007 from $26 million for the year ago quarter. Segment profit margin increased from 11% in 2006 to 15% in 2007. Segment profit improvement was driven by price increases and favorable mix that offset higher material and operating costs.
Service Experts
Revenue in the Service Experts business segment increased $10 million, or 6%, to $184 million for the third quarter 2007 from $174 million for the year ago quarter. Segment profit increased to $9 million for the third quarter of 2007 from $7 million for the third quarter of 2006. Segment profit margin was 5% for the third quarter of 2007, up from 4% for the third quarter of 2006. The improvement in revenue and segment profit was primarily driven by a shift in product mix to service and replacement and cost-reduction efforts.

Refrigeration
Revenue in the Refrigeration business segment increased $20 million, or 15%, to $158 million for the third quarter of 2007 due in part to favorable foreign exchange. Segment profit increased to $18 million from $14 million in the year ago quarter. Segment profit margin was 11% compared to 10% in the year ago quarter. The year over year improvement was due to favorable international market conditions and cost reduction initiatives.
FULL YEAR OUTLOOK
Full year earnings per share outlook remains unchanged, albeit, due to the on-going challenges in the housing market and softer replacement market, the company anticipates ending the year at the lower end of the GAAP earnings per share range of $2.40 to $2.50.
Revenue growth is now expected to be in the range of 1% to 2%, versus previous guidance of 2% to 4%.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s third quarter results will be held this morning at 9:30 a.m. (CDT). To listen, please call the conference call line at 480-248-5088 ten minutes prior to the scheduled start time and use reservation number 889974. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
If you are unable to participate in this conference call, a replay will be available from 2:45 p.m. (Central) October 24, 2007 through October 31, 2007 by dialing 800-475-6701 (USA) or 320-365-3844 (International) using access code 889974. This call will also be archived on the company’s web site.
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Karen Fugate, vice president, investor relations, at 972-497-6670.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties including the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, and the impact of unfavorable weather and a decline in new construction activity on the demand for products and services that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Nine Months Ended September 30, 2007 and 2006
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
NET SALES	$1,029.8	$1,020.3	$2,863.1	$2,841.7
COST OF GOODS SOLD	736.2	763.5	2,075.8	2,105.5

Gross profit	293.6	256.8	787.3	736.2
OPERATING EXPENSES:
Selling, general and administrative expenses	194.3	200.8	582.7	589.9
(Gains), losses and other expenses, net	(1.2)	(3.0)	(5.2)	(47.3)
Restructuring charges	4.3	4.5	14.2	13.1
Equity in earnings of unconsolidated affiliates	(2.7)	(2.5)	(8.9)	(7.5)

Operational income	98.9	57.0	204.5	188.0
INTEREST EXPENSE, net	1.9	1.2	4.8	3.6
OTHER EXPENSE (INCOME), net	0.2	0.1	0.3	0.1

Income before income taxes	96.8	55.7	199.4	184.3
PROVISION FOR INCOME TAXES	35.6	20.1	69.3	59.4

Net income	$61.2	$35.6	$130.1	$124.9

NET INCOME PER SHARE:
Basic	$0.92	$0.51	$1.93	$1.77
Diluted	$0.88	$0.49	$1.84	$1.67

AVERAGE SHARES OUTSTANDING:
Basic	66.6	69.5	67.4	70.7
Diluted	69.8	72.9	70.7	74.6

CASH DIVIDENDS DECLARED PER SHARE	$0.13	$0.11	$0.39	$0.33

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Nine Months Ended September 30, 2007 and 2006
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net Sales
Residential Heating & Cooling	$456.5	$502.4	$1,315.5	$1,464.2
Commercial Heating & Cooling	255.1	228.0	650.6	554.1
Service Experts	183.9	174.0	512.0	492.8
Refrigeration	157.5	137.3	450.1	394.6
Eliminations (A)	(23.2)	(21.4)	(65.1)	(64.0)

	$1,029.8	$1,020.3	$2,863.1	$2,841.7

Segment Profit (Loss) (B)
Residential Heating & Cooling	$63.7	$53.4	$143.2	$168.7
Commercial Heating & Cooling	37.8	25.8	76.6	53.2
Service Experts	9.2	7.4	18.4	10.2
Refrigeration	17.8	13.8	46.6	40.2
Corporate and other	(23.4)	(21.2)	(64.2)	(66.5)
Eliminations (A)	—	0.5	(0.2)	0.3

Subtotal that includes segment profit and eliminations	105.1	79.7	220.4	206.1
Reconciliation to income before income taxes:
(Gains), losses and other expenses, net	(1.2)	(3.0)	(5.2)	(47.3)
Restructuring charges	4.3	4.5	14.2	13.1
Interest expense, net	1.9	1.2	4.8	3.6
Other expense (income), net	0.2	0.1	0.3	0.1
Less: Realized gains on settled futures contracts not designated as cash flow hedges and the ineffective portion of settled cash flow hedges (C)	1.5	20.2	3.2	52.3
Less: Foreign currency exchange gains (losses) (C)	1.6	1.0	3.7	—

	$96.8	$55.7	$199.4	$184.3

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit (loss) as a segment’s income (loss) from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations excluding (gains), losses and other expenses, net; restructuring charges; goodwill impairment; interest expense, net; and other expense (income), net; less (plus) realized gains (losses) on settled futures contracts not designated as cash flow hedges and the ineffective portion of settled cash flow hedges; and less (plus) foreign currency exchange gains (losses).

(C)	Realized gains (losses) on settled futures contracts not designated as cash flow hedges, the ineffective portion of settled cash flow hedges and foreign currency gains (losses) are components of (Gains), Losses and Other Expenses, net in the accompanying Consolidated Statements of Operations.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006
(In millions, except share and per share data)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93.5	$144.3
Short-term investments	25.1	—
Accounts and notes receivable, net	630.8	502.6
Inventories, net	358.7	305.5
Deferred income taxes	20.1	22.2
Other assets	51.1	43.8

Total current assets	1,179.3	1,018.4
PROPERTY, PLANT AND EQUIPMENT, net	306.4	288.2
GOODWILL, net	262.4	239.8
DEFERRED INCOME TAXES	108.3	104.3
OTHER ASSETS	78.4	69.1

TOTAL ASSETS	$1,934.8	$1,719.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$3.8	$1.0
Current maturities of long-term debt	61.3	11.4
Accounts payable	349.4	278.6
Accrued expenses	346.4	326.3
Income taxes payable	25.4	33.8

Total current liabilities	786.3	651.1
LONG-TERM DEBT	95.4	96.8
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	12.1	12.9
PENSIONS	47.0	49.6
OTHER LIABILITIES	124.3	105.0

Total liabilities	1,065.1	915.4
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 81,326,014 shares and 76,974,791 shares issued for 2007 and 2006, respectively	0.8	0.8
Additional paid-in capital	750.4	706.6
Retained earnings	417.6	312.5
Accumulated other comprehensive income (loss)	61.8	(5.1)
Treasury stock, at cost, 16,883,456 shares and 9,818,904 shares for 2007 and 2006, respectively	(360.9)	(210.4)

Total stockholders’ equity	869.7	804.4

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,934.8	$1,719.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Reconciliation of Net Income to Adjusted Net Income

	For the Three Months Ended September 30, 2007
		Net Change in
		Unrealized Losses
		on Open Futures
		Contracts and Other	Restructuring
	As Reported	Items, Net	Charges	As Adjusted
NET SALES	$1,029.8	$—	$—	$1,029.8
COST OF GOODS SOLD	736.2	—	—	736.2

Gross profit	293.6	—	—	293.6
OPERATING EXPENSES:
Selling, general and administrative expenses	194.3	—	—	194.3
(Gains), losses and other expenses, net[1]	(1.2)	(1.9)	—	(3.1)
Restructuring charges	4.3	—	(4.3)	—
Equity in earnings of unconsolidated affiliates	(2.7)	—	—	(2.7)

Operational income	98.9	1.9	4.3	105.1
INTEREST EXPENSE, net	1.9	—	—	1.9
OTHER EXPENSE, net	0.2	—	—	0.2

Income before income taxes	96.8	1.9	4.3	103.0
PROVISION FOR INCOME TAXES	35.6	0.5	1.5	37.6

Net income	$61.2	$1.4	$2.8	$65.4

NET INCOME PER SHARE — DILUTED	$0.88	$0.02	$0.04	$0.94

Note: Management uses adjusted net income, which is not defined by U.S. GAAP, to measure the Company’s operating performance and to analyze year-over-year changes in operating income with and without the effects of certain (gains), losses and other expenses, net, restructuring charges, and certain income tax items. Management believes that excluding these effects is helpful in assessing the overall performance of the Company.

[1](Gains), losses and other expenses, net include the following:

	For the Three Months Ended September 30, 2007
	Pre-tax (Gain)	Tax (Benefit)	After-tax (Gain)
	Loss	Provision	Loss
Realized gains on settled futures contracts	$(1.5)	$0.5	$(1.0)
Net change in unrealized losses on open futures contracts	1.4	(0.5)	0.9
Foreign currency exchange gain	(1.6)	0.6	(1.0)
Other items, net	0.5	—	0.5

(Gains), losses and other expenses, net	$(1.2)	$0.6	$(0.6)

	For the Three Months Ended September 30, 2006
		Net Change in
		Unrealized Losses
		on Open Futures		Reversal of Valuation
		Contracts and Other	Restructuring	Allowance for Deferred
	As Reported	Items, Net	Charges	Tax Assets, Net	As Adjusted
NET SALES	$1,020.3	$—	$—	$—	$1,020.3
COST OF GOODS SOLD	763.5	—	—	—	763.5

Gross profit	256.8	—	—	—	256.8
OPERATING EXPENSES:
Selling, general and administrative expenses	200.8	—	—	—	200.8
(Gains), losses and other expenses, net[2]	(3.0)	(18.2)	—	—	(21.2)
Restructuring charges	4.5	—	(4.5)	—	—
Equity in earnings of unconsolidated affiliates	(2.5)	—	—	—	(2.5)

Operational income	57.0	18.2	4.5	—	79.7
INTEREST EXPENSE, net	1.2	—	—	—	1.2
OTHER EXPENSE, net	0.1	—	—	—	0.1

Income before income taxes	55.7	18.2	4.5	—	78.4
PROVISION FOR (BENEFIT FROM) INCOME TAXES	20.1	6.7	1.6	(0.3)	28.1

Net income	$35.6	$11.5	$2.9	$0.3	$50.3

NET INCOME PER SHARE — DILUTED	$0.49	$0.16	$0.04	$—	$0.69

[2](Gains), losses and other expenses, net include the following:

	For the Three Months Ended September 30, 2006
	Pre-tax (Gain)	Tax (Benefit)	After-tax (Gain)
	Loss	Provision	Loss
Realized gains on settled futures contracts	$(20.2)	$7.6	$(12.6)
Net change in unrealized losses on open futures contracts	18.6	(6.8)	11.8
Foreign currency exchange gain	(1.0)	0.4	(0.6)
Other items, net	(0.4)	0.1	(0.3)

(Gains), losses and other expenses, net	$(3.0)	$1.3	$(1.7)

	For the Nine Months Ended September 30, 2007
		Net Change in
		Unrealized Losses
		on Open Futures		Change in Estimated
		Contracts and Other	Restructuring	Tax Gain from Prior
	As Reported	Items, Net	Charges	Year	As Adjusted
NET SALES	$2,863.1	$—	$—	$—	$2,863.1
COST OF GOODS SOLD	2,075.8	—	—	—	2,075.8

Gross profit	787.3	—	—	—	787.3
OPERATING EXPENSES:
Selling, general and administrative expenses	582.7	—	—	—	582.7
(Gains), losses and other expenses, net[3]	(5.2)	(1.7)	—	—	(6.9)
Restructuring charges	14.2	—	(14.2)	—	—
Equity in earnings of unconsolidated affiliates	(8.9)	—	—	—	(8.9)

Operational income	204.5	1.7	14.2	—	220.4
INTEREST EXPENSE, net	4.8	—	—	—	4.8
OTHER EXPENSE, net	0.3	—	—	—	0.3

Income before income taxes	199.4	1.7	14.2	—	215.3
PROVISION FOR INCOME TAXES	69.3	0.4	5.1	3.2	78.0

Net income (loss)	$130.1	$1.3	$9.1	$(3.2)	$137.3

NET INCOME (LOSS) PER SHARE — DILUTED	$1.84	$0.02	$0.13	$(0.05)	$1.94

[3](Gains), losses and other expenses, net include the following:

	For the Nine Months Ended September 30, 2007
	Pre-tax (Gain)	Tax (Benefit)	After-tax (Gain)
	Loss	Provision	Loss
Realized gains on settled futures contracts	$(3.2)	$1.2	$(2.0)
Net change in unrealized losses on open futures contracts	1.1	(0.4)	0.7
Foreign currency exchange gain	(3.7)	1.3	(2.4)
Other items, net	0.6	—	0.6

(Gains), losses and other expenses, net	$(5.2)	$2.1	$(3.1)

	For the Nine Months Ended September 30, 2006
		Net Change in
		Unrealized Losses		Reversal of
		on Open Futures		Valuation Allowance
		Contracts and Other	Restructuring	for Deferred Tax
	As Reported	Items, Net	Charges	Assets, Net	As Adjusted
NET SALES	$2,841.7	$—	$—	$—	$2,841.7
COST OF GOODS SOLD	2,105.5	—	—	—	2,105.5

Gross profit	736.2	—	—	—	736.2
OPERATING EXPENSES:
Selling, general and administrative expenses	589.9	—	—	—	589.9
(Gains), losses and other expenses, net[4]	(47.3)	(5.0)	—	—	(52.3)
Restructuring charges	13.1	—	(13.1)	—	—
Equity in earnings of unconsolidated affiliates	(7.5)	—	—	—	(7.5)

Operational income	188.0	5.0	13.1	—	206.1
INTEREST EXPENSE, net	3.6	—	—	—	3.6
OTHER EXPENSE, net	0.1	—	—	—	0.1

Income before income taxes	184.3	5.0	13.1	—	202.4
PROVISION FOR INCOME TAXES	59.4	1.9	4.6	8.8	74.7

Net income (loss)	$124.9	$3.1	$8.5	$(8.8)	$127.7

NET INCOME (LOSS) PER SHARE — DILUTED	$1.67	$0.04	$0.11	$(0.11)	$1.71

[4](Gains), losses and other expenses, net include the following:

	For the Nine Months Ended September 30, 2006
	Pre-tax (Gain)	Tax (Benefit)	After-tax (Gain)
	Loss	Provision	Loss
Realized gains on settled futures contracts	$(52.3)	$19.7	$(32.6)
Net change in unrealized losses on open futures contracts	5.3	(2.0)	3.3
Other items, net	(0.3)	0.1	(0.2)

(Gains), losses and other expenses, net	$(47.3)	$17.8	$(29.5)

Free Cash Flow

	For the Three Months	For the Nine Months
	Ended	Ended
	September 30, 2007	September 30, 2007
Net cash provided by operating activities	$115.8	$110.5
Purchase of property, plant and equipment	(19.5)	(44.5)

Free cash flow	$96.3	$66.0

Operational Working Capital

		September 30,		September 30,
		2007		2006
	September 30,	Trailing	September 30,	Trailing
	2007	12 Mo. Avg.	2006	12 Mo. Avg.
Accounts and Notes Receivable, Net	$630.8		$602.7
Allowance for Doubtful Accounts	18.9		19.8

Accounts and Notes Receivable, Gross	649.7	$577.1	622.5	$563.6
Inventories	358.7		348.1
Excess of Current Cost Over Last-in, First-out	73.9		59.4

Inventories as Adjusted	432.6	439.6	407.5	375.3
Accounts Payable	(349.4)	(340.7)	(362.2)	(335.3)

Operating Working Capital (a)	732.9	676.0	667.8	603.6

Net Sales, Trailing Twelve Months (b)	3,736.8	3,736.8	3,722.5	3,722.5

Operational Working Capital Ratio (a/b)	19.6%	18.1%	17.9%	16.2%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.